Exhibit 99.1



                            RIVERWALK LOGISTICS, L.P.
                                  BALANCE SHEET
                                 MARCH 31, 2003
                            (unaudited, in thousands)


                                     Assets
Current assets:
  Cash and cash equivalents.....................................         $     1
                                                                           -----
      Total current assets......................................               1
                                                                           -----

Investment in Valero L. P.......................................           7,656
                                                                           -----
    Total assets................................................         $ 7,657
                                                                           =====

                        Liabilities and Partners' Equity
Current liabilities:
   Accounts payable and accrued liabilities.....................         $     1
                                                                           -----
      Total current liabilities.................................               1
                                                                           -----
Commitments and contingencies (see note 5)

Partners' equity:
   Limited partner equity held by UDS Logistics, LLC.............          7,648
   General partner equity held by Valero GP, LLC.................              8
                                                                           -----
     Total partners' equity......................................          7,656
                                                                           -----
     Total liabilities and partners' equity......................        $ 7,657
                                                                           =====

                    See accompanying notes to balance sheet.

                            RIVERWALK LOGISTICS, L.P.
                             NOTES TO BALANCE SHEET
                                   (unaudited)

NOTE 1: Organization and Business

Riverwalk   Logistics,   L.P.  (Riverwalk   Logistics)  is  a  Delaware  limited
partnership and the general partner of Valero L.P. The general partner of Riverwalk Logistics is Valero GP, LLC with a 0.1% general partner interest and the limited partner is UDS Logistics, LLC (UDS Logistics) with a 99.9% limited partner interest. Both Valero GP, LLC and UDS Logistics are indirect wholly owned subsidiaries of Valero Energy Corporation (Valero Energy).

Valero L.P. is a Delaware limited partnership and its common units are publicly traded on the New York Stock Exchange under the symbol "VLI." The common units held by the public represent 51.8% of Valero L.P.'s outstanding partnership equity with the balance owned by UDS Logistics (45.9%), Valero GP, LLC (0.3%) and Riverwalk Logistics (2% general partner interest).

Valero L.P. owns Valero Logistics Operations, L.P. (Valero Logistics), which owns and operates crude oil and refined products pipeline, terminalling and storage tank assets in Texas, Oklahoma, New Mexico, California and Colorado that support Valero Energy's McKee, Three Rivers, Texas City, Corpus Christi East and Corpus Christ West refineries located in Texas, the Benicia refinery located in California and the Ardmore refinery located in Oklahoma. The pipeline, terminalling and storage tank assets provide for the transportation of crude oil and other feedstocks to the refineries and the transportation of refined products from the refineries to terminals or interconnecting third-party pipelines for further distribution.

Valero Energy is an independent refining and marketing company. Its operations consist of 14 refineries with a total throughput capacity of 2.1 million barrels per day and an extensive network of company-operated and dealer-operated convenience stores. Valero Energy's refining operations rely on various logistics assets that support its refining and retail operations, including the logistics assets owned and operated by Valero L.P. Valero Energy markets the refined products produced at the McKee, Three Rivers, Corpus Christi East, Corpus Christi West, Texas City, Benicia and Ardmore refineries primarily in Texas, Oklahoma, Colorado, New Mexico, Arizona, California and other mid-continent states through a network of company-operated and dealer-operated convenience stores, as well as through other wholesale and spot market sales and exchange agreements.

NOTE 2: Deconsolidation

Prior to March 18, 2003, Valero Energy and its subsidiaries owned 73.6% of Valero L.P.'s outstanding partnership equity, including Riverwalk Logistics' 2% general partner interest. In addition, Valero L.P.'s partnership agreement provided that the general partner could be removed by the vote of at least 66.67% of Valero L.P.'s outstanding partnership units, including the partnership units held by UDS Logistics, which effectively allowed Valero Energy to block removal of the general partner.

On March 18, 2003, Valero L.P. closed on a public offering of 5,750,000 common units at a price of $36.75 per unit, before the underwriters' discount of $1.56 per unit, for net proceeds of $202.3 million before offering expenses of $2.0 million. In order to maintain its 2% general partner interest, Riverwalk Logistics made a $4.3 million general partner contribution. Also on March 18, 2003, Valero Logistics issued in a private placement $250.0 million of 6.05% senior notes for proceeds of $247.3 million, net of discount of $0.7 million and debt issuance costs of $2.0 million. A portion of the net proceeds from the private placement was used to redeem 3,809,750 common units held by UDS Logistics for $134.1 million. In order to maintain a 2% general partner interest, Valero L.P. redeemed a related portion of Riverwalk Logistics' general partner interest for $2.9 million. As a result of the common unit offering and the redemption of common units, Valero Energy's aggregate ownership in Valero L.P. was reduced to 49.5%.


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

                           RIVERWALK LOGISTICS, L.P.
                      NOTES TO BALANCE SHEET - (Continued)

In conjunction with the common unit offering and redemption of common units, Valero L.P. amended its partnership agreement to provide that the general partner may be removed by the vote of the holders of at least 58% of the outstanding partnership units, excluding the partnership units held by UDS Logistics and Valero GP, LLC. The amendment also provides that the election of a successor general partner upon any such removal be approved by the holders of a majority of the common units, excluding the common units held by UDS Logistics and Valero GP, LLC.

As a result of Valero Energy's reduction in ownership of Valero L.P. and the amendments to Valero L.P.'s partnership agreement, Valero Energy is deemed to no longer control Valero L.P. for accounting purposes. Accordingly, Riverwalk Logistics no longer consolidates the operations of Valero L.P. with its operations.

NOTE 3: Basis of Presentation

The accompanying unaudited balance sheet has been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and Rule 10-01 of Regulation S-X of the Securities and Exchange Act of 1934. Accordingly, it does not include all of the information and notes required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. This balance sheet should be read along with the audited consolidated balance sheet and notes thereto of Riverwalk Logistics included as an exhibit to Valero L.P.'s Annual Report on Form 10-K for the year ended December 31, 2002.

NOTE 4: Investment in Valero L.P.

Summary Financial Information
The following presents summarized unaudited balance sheet information related to Valero L.P. and its subsidiaries as of March 31, 2003 (in thousands):

                                     Assets
     Current assets...................................................  $ 28,662
     Property, plant and equipment, net...............................   711,481
     Goodwill.........................................................     4,715
     Investment in Skelly-Belvieu Pipeline Company....................    16,073
     Other noncurrent assets, net.....................................     4,002
                                                                         -------
       Total assets...................................................  $764,933
                                                                         =======

                        Liabilities and Partners' Equity
     Current liabilities..............................................  $ 18,876
     Long-term debt, less current portion.............................   383,442
     Other long-term liabilities......................................        25
     Common units held by public and UDS Logistics....................   238,886
     Subordinated units held by UDS Logistics.........................   116,048
     General partner's equity held by Riverwalk Logistics.............     7,656
                                                                         -------
       Total liabilities and partners' equity.........................  $764,933
                                                                         =======

Asset Contribution Transactions
On March 18, 2003, Valero Energy and Valero L.P. entered into contribution agreements related to the following logistics assets:

o Affiliates of Valero Energy contributed to Valero L.P. certain crude oil and intermediate feedstock storage tank assets located at Valero Energy's Corpus Christi West refinery, Texas City refinery and Benicia refinery in exchange for an aggregate amount of $200.0 million in cash; and
o Affiliates of Valero Energy contributed to Valero L.P. certain refined product pipelines and refined product terminals connected to Valero
     Energy's Corpus Christi East, Corpus Christ West and Three Rivers refineries (referred to as the South Texas Pipelines and Terminals) in exchange for an aggregate amount of $150.0 million in cash.



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                            RIVERWALK LOGISTICS, L.P.
                      NOTES TO BALANCE SHEET - (Continued)

The contribution transactions were funded with proceeds from Valero L.P.'s common unit offering, a portion of the proceeds from Valero Logistics' $250.0 million 6.05% senior note private placement, borrowings under Valero Logistics' revolving credit facility and available cash on hand.

NOTE 5: Commitments and Contingencies

Valero L.P.'s operations are subject to extensive federal, state and local environmental and safety laws and regulations. Although Valero L.P. believes its operations are in substantial compliance with applicable environmental and safety laws and regulations, risks of additional costs and liabilities are inherent in pipeline, terminalling and storage operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental and safety laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, Valero L.P. has adopted policies, practices and procedures in the areas of pollution control, pipeline integrity, operator qualifications, public relations, product safety, occupational health and the handling, storage, use and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from such events. However, some risk of environmental or other damage is inherent in pipeline, terminalling and storage operations, as it is with other entities engaged in similar businesses.

The majority of assets owned by Valero L.P. were acquired from Valero Energy. In conjunction with the various acquisitions, Valero Energy has agreed to indemnify Valero L.P. for environmental liabilities that arose prior to the acquisition date and that are discovered within 10 years. Excluded from these indemnifications are liabilities that result from a change in environmental law. As of March 31, 2003, Valero Energy has not incurred any material environmental liabilities that are covered by the environmental indemnifications.

NOTE 6: Related Party Transactions

Valero  L.P.  has  related  party   transactions  with  Valero  Energy  and  its
subsidiaries for pipeline tariff, terminalling fee and crude oil storage tank fee revenues, certain employee costs, insurance costs, operating expenses, administrative costs and rent expense. The terms of these transactions are governed by various agreements, including a services agreement, usage agreements, lease agreements and services and secondment agreements, that do not directly involve Riverwalk Logistics but are instead entered into with other affiliates of Valero Energy.

Transactions between Valero L.P. and Riverwalk Logistics typically relate to capital contributions and receipt of quarterly cash distributions. The cash distributions received by Riverwalk Logistics are further distributed to its partners, UDS Logistics and Valero GP, LLC.

NOTE 7: Subsequent Events

Distributions
On April 17, 2003, Valero L.P. declared a quarterly distribution of $0.70 per unit payable on May 15, 2003 to unitholders of record on May 6, 2003. This distribution related to the first quarter of 2003 and totaled $16.0 million of which $0.7 million represented Riverwalk Logistics' share of such distribution, including a $0.4 million incentive distribution.

On July 28, 2003, Valero L.P. declared a quarterly distribution of $0.75 per unit payable on August 14, 2003 to unitholders of record on August 5, 2003. This distribution relates to the second quarter of 2003 and will total approximately $17.4 million of which $1.1 million relates to Riverwalk Logistics' share of such distribution, including a $0.7 million incentive distribution.

Exercise of Over-allotment Option
On April 16, 2003, Valero L.P. closed on the exercise of a portion of the underwriters' over-allotment option related to the March 18, 2003 common unit offering. Valero L.P. sold an additional 581,000 common units at $36.75 per unit, before underwriters' discount of $1.56 per unit, for net proceeds of $20.4 million, and Riverwalk Logistics contributed $0.4 million to maintain its 2% general partner interest. As a result of the over-allotment option exercise, Valero Energy's ownership of Valero L.P. was reduced from 49.5% to 48.2%, including Riverwalk Logistics' general partner interest.

Valero L.P. Common Unit Offering
On August 5, 2003, Valero L.P. sold 1,075,000 common units to the public at $41.15 per unit, before underwriters' discount of $1.85 per unit. The closing of this common unit offering is expected to occur on August 11, 2003 and Valero L.P. is expected to receive net proceeds of $42.2 million, before offering expenses estimated at $0.2 million. In order to maintain its 2% general partner interest, Riverwalk Logistics will make a $0.9 million capital contribution.


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